Exhibit 10.13

Form of Stock Option Agreement

1.  Grant of Options.                             (the “Optionee”) has been serving as a key employee of National R.V. Holdings, Inc. or of National R.V. Inc. or Country Coach Inc., wholly-owned subsidiaries of National R.V. Holdings, Inc. (collectively, the “Company”). As compensation for the Optionee’s services to the Company and to create an incentive to the Optionee in carrying out his duties, the Company hereby grants, as of the date hereof,                          (the “Grant Date”), to the Optionee, options (the “Options”) to purchase                          shares (the “Shares”) of Common Stock, $.01 par value, of the Company, subject to all the terms and conditions of this Stock Option Agreement (the “Agreement”) and the Company’s                  Stock Option Plan (the “Plan”) which is incorporated in its entirety herein. In the event of any inconsistency between the terms of this Agreement and the provisions of the Plan, the provisions of the Plan shall control. The Options granted hereby shall terminate and expire on the tenth anniversary of the Grant Date, or earlier upon termination of employment as described in the Plan. As many of the Options granted hereby as permitted under the Internal Revenue Code of 1986, as amended (the “Code”), shall be deemed Incentive Stock Options within the meaning of the Plan and the Code. The Company shall make the determination as to the number of Options, which shall be classified as Incentive Stock Options.

2.  Exercise of the Option.  Unless this Option is terminated in accordance with the Plan, the Optionee may exercise the Options according to the following vesting schedule: Options shall be exercisable in three equal installments each equal to 33.33% of the entire Option granted, the first of which shall become exercisable on the first anniversary of the date of the grant of the Options, the second installment of which shall become exercisable on the second anniversary of the date of the grant of the Options and the third installment of which shall become exercisable on the third anniversary of the date of the grant of the Options. Shares shall become fully vested on the dates shown as follows:

Incentive stock options (ISO) - nn,nnn Shares:

Shares	Type	Full Vest	Expiration

Non-qualified stock options (NQ) - nn,nnn Shares:

Shares	Type	Full Vest	Expiration

3.  The Exercise Price.  The exercise price shall be $       per share, subject to adjustments as described in the Plan (the “Exercise Price”).

4.  Transferability.  These Options may only be transferred in accordance with the Plan.

5.  Manner of Exercise.  These Options shall be exercisable by delivery to the Company of a notice in the form attached hereto as Exhibit A or such other form that is acceptable by the Company (the “Notice”) which has been completed and duly executed by the Optionee and payment of the Exercise Price in the form of cash or a check payable to the Company, or in shares of the Company’s Common Stock or any combination thereof. In the event that all or part of the Exercise Price is paid in shares of the Company’s Common Stock, the shares used in payment shall be valued at their Fair Market Value on the date of exercise of these Options. Fair Market Value on any date means the average of the high and low sales prices of the shares on such date on the principal national securities exchange (including on the New York Stock Exchange) on which such shares are listed or admitted to trading, or if such shares are not so listed, admitted to trading or quoted, the arithmetic mean of the per share closing bid price and per share closing asked price on such date as quoted on Nasdaq or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to shares on such date, the Fair Market Value shall be the value established by the Board of Directors in good faith. As promptly as practicable following receipt of the Notice and Exercise Price, the Company shall issue to the Optionee certificates representing the full number of Shares set forth in such Notice.

6.  Notices.  Any notice, request, instructions or other document required or permitted hereunder shall be given in writing and shall be deemed to be effective upon personal delivery or on the fifth day following deposit in the United States mail by certified or registered mail, postage prepaid, addressed to the Optionee at its address shown above, to the Company at 135 E. 1st Avenue, Junction City, Oregon 97448 or 3411 N. Perris Blvd., Perris, California 92571, or to such other address as either party may designate in writing to the other party.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth below.

Dated:

NATIONAL R.V. HOLDINGS, INC.

OPTIONEE